EXHIBIT 99.1

Issuer Direct Reports Third-Quarter Fiscal Year 2011 Results

Total Revenue Increased 121% as Compared to the Third Quarter of 2010

MORRISVILLE, N.C., Nov. 2, 2011 (GLOBE NEWSWIRE) -- Issuer Direct Corporation (OTC: ISDR, ISDRD), a market leader and innovator of unified regulatory, disclosure and compliance solutions, today reported financial results for the third quarter ended September 30, 2011. Additionally, the company anticipates filing its quarterly report before market close today.

Highlights of the Third Quarter of 2011 include:

●	Overall revenue increased 121% as compared to the third quarter of 2010

●	Compliance and Reporting services business increased 356% as compared to the third quarter of 2010

●	Cash for the period increased to $720,423 as of September 30, 2011

●	Net income before taxes increased to $118,469, or $0.07 per share, as compared to a loss of $40,772, or ($0.02) per share in the second quarter of 2010

Financial Results for the Third Quarter of 2011 compared to the Third Quarter of 2010

On October 31, 2011, the Company effected a one-for-ten reverse split to shareholders of record as of October 31, 2011. All share and per share information has been retroactively adjusted to reflect the stock split.

Revenues for the quarter ended September 30, 2011 increased 121% to $891,576 as compared to $403,991 in the same period in fiscal 2010. Gross profit was $512,219, or 58% of revenues for the quarter ended September 30, 2011 as compared to $212,933, or 53% of revenues, for same period in fiscal 2010.

"The quarter ended September 30, 2011 proved to be the best third quarter in our history," stated Brian Balbirnie, Chief Executive Officer. "Not only did we increase our compliance and reporting business by over 350%, we also continued our path to improved margins and increased market share."

During the quarter the Company launched its Cloud-based compliance workflow system to the reseller community. Mr. Balbirnie went on to say, "Our Cloud-based workflow business is off to a tremendous start, we have a great group of filing agents, and resellers committed to our Cloud-based platform that will ultimately foster the growth in our back-office business to the corporate issuers."

The Company reported net income of $71,081, or $0.04 per share, during the third quarter of 2011 as compared to a loss of $40,772, or ($0.02) per share during the same period of fiscal 2010. The Company reported net income of $345,517, or $0.20 per share, during the nine month period ended September 30, 2011 as compared to $222,735, or $0.13 per share, during the same period of fiscal 2010.

During the first nine months of 2011, the Company began performing XBRL tagging services to corporate issuers. Furthermore, a large portion of the Company's clients are small reporting companies, who were required by the Securities and Exchange Commission to begin filing quarterly and annual reports in XBRL for all periods ending on or after June 15, 2011. Therefore, XRBL services contributed significantly to an increase in compliance and reporting revenue of 356% during the third quarter of 2011 as compared to the same period of 2010. The Company continued to achieve improvement in gross margin during the first nine of 2011 due largely to these services. "We are extremely pleased with the progression of our XBRL service offerings, and anticipate that we will continue to experience significant revenue growth and strong margins from this revenue source," said Wes Pollard, Chief Financial Officer.

Non-GAAP Results

The Company reported non-GAAP net income during the three months ended September 30, 2011 of $156,325, or $0.09 per share, as compared to non-GAAP net income of $10,311, or $0.01 per share, during the same period of 2010. The Company reported non-GAAP net income during the nine months ended September 30, 2011 of $484,686, or $0.27 per share, as compared to non-GAAP net income of $366,673, or $0.21 per share, during the same period of 2010. Please refer to the attached reconciliations of non-GAAP financial measures referred to in this release to the most directly comparable GAAP measures.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.

About Issuer Direct Corporation:

Issuer Direct Corporation ("IDC") is a market leader and innovator in public company products and services. As an issuer services focused company, Issuer Direct alleviates the complexity of maintaining compliance through integrated products and services that help companies produce and distribute their financial and business communications both online and in print. As a shareholder compliance company, Issuer Direct is dedicated to assisting corporate issuers in an ever-changing regulatory environment and to comply with the myriad of rules imposed by regulatory bodies.

The Issuer Direct logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4547

Learn more about Issuer Direct today

Financial Tear sheet	http://ir.issuerdirect.com/tearsheet/html/isdr
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Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. We disclaim any intention to, and undertake no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact our forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2009, including but not limited to the discussion under "Risk Factors" therein, filed with the SEC, which you may view at http://www.sec.gov.

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$720,423	$504,713

Accounts receivable, (net of allowance for doubtful accounts of $132,414 and $56,024, respectively)	443,602	175,336
Deferred income tax asset – current	120,788	102,400
Deferred costs	50,777	--
Other current assets	49,826	16,581
Total current assets	1,385,416	799,030
Furniture, equipment and improvements, net	73,583	53,375
Deferred income tax – noncurrent	40,000	118,400
Intangible assets (net of accumulated amortization of $72,333 and $55,166, respectively)	115,862	93,029
Other noncurrent assets	16,106	15,576
Total assets	$1,630,967	$1,079,410

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$147,857	$65,570
Accrued expenses	53,284	34,918
Deferred revenue	86,462	51,382
Total current liabilities	287,603	151,870
Other long term liabilities	57,157	19,810
Total liabilities	344,760	171,680
Commitments and contingencies (Note 6)
Stockholders' equity:
Preferred stock, $1.00 par value, 30,000,000 shares authorized– Series A, 60 shares designated, no shares issued and outstanding; Series B, 476,200 shares designated, no shares issued and outstanding.	--	--
Common stock $.001 par value, 100,000,000 shares authorized, 1,751,933 and 1,768,531 shares issued and outstanding as of September 30, 2011 and December 31, 2010, respectively.	1,752	1,769

Additional paid-in capital	1,710,105	1,677,128
Accumulated deficit	(425,650)	(771,167)
Total stockholders' equity	1,286,207	907,730
Total liabilities and stockholders' equity	$1,630,967	$1,079,410

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010

Revenues	$891,576	$403,991	$2,509,003	$3,368,722
Cost of services	379,357	191,058	1,048,568	2,303,414
Gross profit	512,219	212,933	1,460,435	1,065,308
Operating costs and expenses
General and administrative	281,236	180,961	771,401	546,940
Sales and marketing	99,301	73,842	250,152	241,353
Impairment charges	--	4,000	--	4,000
Depreciation and amortization	14,900	7,344	39,900	28,924
Total operating costs and expenses	395,437	266,147	1,061,453	821,217
Net operating income	116,782	(53,214)	398,982	244,091
Other income (expense):
Interest income (expense), net	1,687	12,442	6,547	(21,356)
Total other income (expense)	1,687	12,442	6,547	(21,356)
Net income (loss) before taxes	118,469	(40,772)	405,529	222,735
Income tax expense	47,388	--	60,012	--
Net income (loss)	$71,081	$(40,772)	$345,517	$222,735
Income (loss) per share - basic	$0.04	$(0.02)	$0.20	$0.13
Income (loss) per share - fully diluted	$0.04	$(0.02)	$0.20	$0.13
Weighted average number of common shares outstanding - basic	1,752,107	1,759,292	1,759,079	1,731,224
Weighted average number of common shares outstanding - fully diluted	1,763,970	1,759,292	1,767,667	1,749,993

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Nine months ended
	September 30,
	2011	2010
Cash flows from operating activities:
Net income	$345,517	$222,735
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	39,900	28,924
Bad debt expense	99,819	44,061
Impairment charges	--	4,000
Deferred income taxes	60,012	--
Non-cash interest expense	--	34,178
Stock-based expenses	69,505	78,898
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(368,085)	(30,958)
Decrease (increase) in other assets	(84,552)	(16,136)
Increase (decrease) in accounts payable	82,287	32,465
Increase (decrease) in accrued expenses	55,713	(5,509)
Increase (decrease) in deferred revenue	35,080	--

Net cash provided by operating activities	335,196	392,658

Cash flows from investing activities:
Purchase of property and equipment	(42,941)	(43,376)
Purchase of intangible assets	(40,000)	--
Net cash used in investing activities	(82,941)	(43,376)

Cash flows from financing activities:
Repurchase of common stock	(36,545)	--
Net cash used in financing activities	(36,545)	--

Net change in cash	215,710	349,282
Cash – beginning	504,713	146,043
Cash – ending	$720,423	$495,325

Supplemental disclosure for non-cash investing and financing activities:
Cash paid for interest	$29	$518
Cash paid for income taxes	$--	$--
Non-cash activities:
Related party notes payable and accrued interest converted to common shares	$--	$59,666

Related party notes payable and accrued interest converted to preferred shares	$--	$27,780

ISSUER DIRECT CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

	Three Months Ended September 30,
	2011		2010
	Amount	Per diluted share	Amount	Per diluted share
Net income	$71,081	$0.04	$(40,772)	$(0.02)
Adjustments:
Amortization of intangible assets and impairment charges (1)	6,833	0.00	8,833	0.01
Stock based compensation (2)	25,914	0.02	33,888	0.02
Former shareholder dispute (3)	52,497	0.03	--	0.00
Moving expenses (4)	--	0.00	8,362	0.00
Non-GAAP net income	$156,325	$0.09	$10,311	$0.01

	Nine Months Ended September 30,
	2011		2010
	Amount	Per diluted share	Amount	Per diluted share
Net income	$345,517	$0.20	$222,735	$0.13
Adjustments:
Amortization of intangible assets and impairment charges (1)	17,167	0.01	22,500	0.01
Stock based compensation (2)	69,505	0.04	78,898	0.05
Former shareholder dispute (3)	52,497	0.03	--	0.00
Moving expenses (4)	--	0.00	8,362	0.00
Non-cash interest expense (5)	--	0.00	34,178	0.02
Non-GAAP net income	$484,686	$0.27	$366,673	$0.21

(1) The adjustments represent the amortization and impairment of intangible assets related to acquired companies.
(2) The adjustments represent stock-based compensation expense recognized related to awards of stock options or common stock in exchange for services.
(3)  The adjustments represent legal fees incurred to attempt to resolve a dispute by a former holder of Series A Preferred Stock as disclosed in Note 6 of our financial statements in our Form 10-Q filed with the Securities and Exchange Commission for the quarter ended September 30, 2011.

(4) The adjustments represent moving expenses incurred related to the relocation to our new headquarters in September 2010.
(5)  The adjustments represent non-cash interest expense incurred upon the conversion of notes payable into shares of the company for the value of the shares received in excess of the carrying value of the notes payable and accrued interest.